CHANGE OF ADDRESS OF RESIDENT AGENT

The Corporation Trust Incorporated hereby submits the following for the purpose of changing the address of the resident agent for the business entities on the attached list:

      1. The name of the resident agent is The Corporation Trust Incorporated.

      2. The old address of the resident agent is:
                32 South Street
                Baltimore, Maryland  21202

      3. The new address of the resident agent is:
                300 East Lombard Street
                Baltimore, Maryland  21202

      4. Notice of the above changes are being sent to the business entities on the attached list.

      5. The above changes are effective when this document is filed with the Department of Assessments and Taxation.

      /S/  KENNETH J. UVA
           Kenneth J. Uva
           Assistant Secretary


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                                STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 3 page document on file in this office. DATED 3-26-98.

         STATE DEPARTMENT OF ASSESSMENTS AND TAXATION APPROVED FOR RECORD 11-17-97 at 8:30 A.M.

           BY:  /S/  ILLEGIBLE, Custodian

      This stamp replaced our previous certification system.

Effective:  6/95

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ID NO.    CORPORATE NAME          STATUS   RESIDENT AGENT             PRINCIPAL
                                                                      NAME
D2848133  The Crowley Portfolio   I        Corporation Trust
          Group, Inc. I                    Incorporated
                                           32 South Street